Consent of Independent Auditors




We consent to the use of our report dated February 4, 1999 on the financial statements IDS Life Insurance Company of New York and our report dated March 12, 1999 on the financial statements of IDS Life of New York Accounts 11, 4, 12, 14, 13, 10, 9, 6 and 5 in Post-Effective Amendment No. 7 to the Registration Statement (Form N-4, No. 33-52567) and related Prospectus for the registration of the Employee Benefit Annuity Contracts to be offered by IDS Life Insurance Company of New York.





                                             /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 27, 1999